UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 6, 2023

VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37769	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Second Street, Floor 3 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 830-3031

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares, no par value per share	VBIV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On July 6, 2023, VBI Vaccines Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc. as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering (the “Underwritten Offering”) of 10,909,091 common shares (the “Underwritten Shares”) of the Company, no par value per share (the “Common Shares”), and accompanying common warrants to purchase up to 10,909,091 Common Shares (the “Underwritten Warrants”), at a combined public offering price of $1.65 per Underwritten Share and accompanying Underwritten Warrant. The Underwritten Warrants have an exercise price of $1.65 per share and expire five years from the date of issuance. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to additional 1,636,363 Common Shares and/or common warrants to purchase up to 1,636,363 Common Shares at the same price per share as the Underwritten Shares and accompanying Underwritten Warrants. After underwriting discounts and commissions, the Company expects to receive net proceeds from the Underwritten Offering of approximately $16.7 million (or approximately $19.3 million if the Underwriters exercise in full their option to purchase additional Common Shares and/or common warrants to purchase Common Shares).

The Underwritten Shares, Underwritten Warrants, and Common Shares issuable upon the exercise of the Underwritten Warrants will be issued pursuant to the Company’s shelf registration statement (the “Registration Statement”) on Form S-3 (Registration Statement No. 333-267109) previously filed with the Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on September 6, 2022. A preliminary prospectus supplement and the accompanying prospectus relating to the Underwritten Offering have been filed with the Commission. The Company intends to file a prospectus supplement and the accompanying prospectus relating to the Underwritten Offering with the Commission. The Underwritten Offering is expected to close on or about July 10, 2023, subject to satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and certain of its executive officers, and by the Company of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto. The foregoing descriptions of the Underwriting Agreement and Underwritten Warrants are qualified in their entirety by reference to the Underwriting Agreement and form of Underwritten Warrant, which are attached hereto as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K (the “Report”).

Stock Purchase Agreement

As previously disclosed, on July 5, 2023, the Company entered into a Stock Purchase Agreement (the “SPA”) with Brii Biosciences Limited, an exempted company organized under the laws of the Cayman Islands (“Brii Bio”), in connection with the Company’s registered direct offering, issuance and sale (the “Registered Direct Offering”) of 1,818,182 Common Shares (the “RD Shares”) and accompanying common warrants to purchase up to 1,818,182 Common Shares (the “RD Warrants”) at the same price per share as the Underwritten Shares and accompanying Underwritten Warrants. The Company has not engaged an underwriter or placement agent in connection with the Registered Direct Offering. The Company expects to receive net proceeds from the Registered Direct Offering of approximately $3.0 million.

The RD Shares, RD Warrants, and the Common Shares issuable upon the exercise of the RD Warrants will be issued pursuant to the Registration Statement. The Company intends to file a prospectus supplement and the accompanying prospectus relating to the Registered Direct Offering with the Commission. The closing of the Registered Direct Offering is expected to take place on July 10, 2023.

The SPA contains representations and warranties of the Company and Brii Bio that are typical for transactions of this type. The SPA also contains covenants on the part of the Company that are typical for transactions of this type. The RD Warrants are in substantially similar form as the Underwritten Warrants, a copy of which is attached hereto as Exhibit 4.1 to this Report.

Item 8.01	Other Events.

On July 5, 2023, the Company issued a press release announcing the commencement of the concurrent Underwritten Offering and the Registered Direct Offering of its common shares and accompanying common warrants to purchase common shares. A copy of the press release is attached as Exhibit 99.1 to this Report and is hereby incorporated by reference herein.

On July 6, 2023, the Company issued a press release announcing the pricing of the concurrent Underwritten Offering and the Registered Direct Offering of its common shares and accompanying common warrants to purchase common shares. A copy of the press release is attached as Exhibit 99.2 to this Report and is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated July 6, 2023 between the Company and Raymond James & Associates, Inc. as Representative of the Several Underwriters
4.1	Form of Underwritten Warrant
99.1	Press Release dated July 5, 2023 (furnished pursuant to Item 7.01)
99.2	Press Release dated July 6, 2023 (furnished pursuant to Item 7.01)
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI Vaccines Inc.

Date: July 6, 2023	By:	/s/ Jeffrey R. Baxter
Jeffrey R. Baxter
President and Chief Executive Officer